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                                                                     EXHIBIT 3.1

By action of the Board of Directors of the Company duly adopted on July 7, 2006, the following sections of the Amended and Restated Bylaws (the "Bylaws") of the Company were amended in their entirety as follows:

A.    "2.1 ANNUAL MEETING.

      (a) The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on a date and at a time and place to be set by the Board of Directors.

      (b) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of the notice provided for in this Section 2.1, who is entitled to vote for the election of directors or such other business at the meeting and who has complied with the notice procedures set forth in this Section 2.1.

      (c) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (b) of this Section 2.1:

                  (i) the shareholder must have given timely notice thereof in writing to the secretary of the Corporation, as provided in this
            Section 2.1;

                  (ii) if the shareholder, or the beneficial owner on whose
            behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined below), such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice; and

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                  (iii) if no Solicitation Notice relating thereto has been
            timely provided pursuant to this section, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section.

      (d) To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation, in the case of a proposal or nomination, not less than 90 or more than 120 days before the first anniversary (the "Anniversary") of the date on which the Corporation held the preceding year's annual meeting of shareholders; provided, however, that for the 2006 annual meeting of shareholders, a shareholder's notice for a nomination or nominations shall be delivered to the secretary not less than 75 days before the anniversary of the 2005 annual meeting of shareholders; provided further, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced more than 30 days before or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not less than 60 or more than 90 days before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth:

                  (i) as to each person whom the shareholder proposes to
            nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and such person's written consent to serve as a director if elected;

                  (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                  (iii) as to the shareholder giving the notice and the
            beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such

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            beneficial owner, (C) any material interest of the shareholder in such business, (D) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under 1934 Act, and (E) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

      (e) Notwithstanding anything in this Section 2.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 55 days before the Anniversary, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      (f) Only persons nominated in accordance with the procedures set forth in this Section 2.1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

      (g) For purposes of these Bylaws, 'public announcement' shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

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      (h)   Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal or nomination in the proxy statement and form of proxy for a shareholders' meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act.

      (i) Nothing in this Section 2.1 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act."

B.    "2.2 SPECIAL MEETINGS.

      (a) Special meetings of the shareholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairperson of the Board (if one be elected) or by the Chief Executive Officer. The Board of Directors may designate any place as the place of any special meeting called by the Chairperson, the Chief Executive Officer or the Board.

      (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section
            2.2. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice has been delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (c) Nothing in this Section 2.2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act."

C. "3.3 ELECTION. Except as provided in Section 3.3 below, and unless otherwise provided in the Articles of Incorporation, at the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next annual meeting at which the term of office of the class to which they have been

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      elected expires. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any shareholder may call a special meeting of shareholders in accordance with the provisions of the Articles of Incorporation or these Bylaws. Despite the expiration of a director's term, the director shall continue to serve until the director's successor shall have been elected and qualified or until there is a decrease in the number of directors."

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